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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-4 of our report with respect to AboveNet Communications, Inc. dated April 22, 1999 (May 5, 1999 as to Note 16), appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings "AboveNet Selected Historical Financial Information" and "Experts" in such Joint Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
San Jose, California
August 3, 1999